UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2012

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2012, DDi Corp., a Delaware corporation (“DDi”), Viasystems Group, Inc., a Delaware corporation (“Viasystems”), and Victor Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Viasystems (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into DDi, and DDi will be the surviving corporation in the merger and a wholly owned subsidiary of Viasystems (the “Merger”). The Boards of Directors of Viasystems and DDi have each unanimously approved the Merger Agreement and the Merger.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of DDi common stock issued and outstanding immediately prior to the Effective Time (other than shares (i) held in treasury of DDi, (ii) owned by Viasystems or Merger Sub or (iii) owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be converted into the right to receive $13.00 in cash, without interest.

The completion of the Merger is subject to various closing conditions, including obtaining the approval of DDi’s stockholders and receiving antitrust approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations, warranties and covenants by DDi and Viasystems. DDi has agreed, among other things, not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, certain covenants require each of the parties to use commercially reasonable efforts to cause the Merger to be consummated. The Merger Agreement also requires DDi, subject to certain exceptions, to call and hold a stockholders’ meeting and recommend that DDi stockholders approve the Merger.

The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under specified circumstances, including, among others, a termination by DDi to accept a superior proposal or a termination by Viasystems upon a change in the recommendation of DDi’s board of directors, DDi will be required to pay Viasystems a cash termination fee of $9.8 million.

Additionally, if DDi terminates the Merger Agreement due to the Merger not closing on or prior to August 15, 2012 (extended to September 15, 2012 if the only outstanding condition at such time relates to antitrust approval) and at the time of termination all closing conditions were satisfied (other than those conditions that, by their nature, cannot be satisfied until the closing date), then Viasystems will pay DDi a reverse break-up fee of $15.4 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about DDi or Viasystems. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by DDi to Viasystems in connection with the signing of the Merger Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between DDi and Viasystems rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about DDi or Viasystems. The description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

Contemporaneous with entry into the Merger Agreement, certain officers and directors of DDi who own, in the aggregate, approximately 22.6% of the currently outstanding shares of DDi common stock, have entered into voting agreements with Viasystems (the “Voting Agreements”). Under those Voting Agreements, those officers and directors have agreed, among other things, (i) to vote their shares of DDi common stock in favor of adoption of the Merger Agreement at the special meeting of DDi stockholders to be held to vote on the proposed transaction and (ii) not to sell, transfer or gift any of their shares of DDi common stock prior to the consummation of the Merger, except under limited circumstances. Viasystems has also entered into a voting agreement with Bryant R. Riley, a director of DDi (the “Riley Voting Agreement”) who owns for his own account approximately 3.24% of the currently outstanding shares of DDi common stock as of April 3, 2012. Similar to the Voting Agreements, the Riley Voting Agreement provides that Mr. Riley will vote any shares he then owns in favor of the adoption of the Merger Agreement; however, it does not restrict Mr. Riley from selling his shares at any time.

In connection with the Merger Agreement, Viasystems, Inc. received a commitment for a senior secured bridge loan facility in an aggregate principal amount of up to $300 million (the “Facility”) with Goldman Sachs Bank USA, WF Investment Holdings, LLC, Wells Fargo Securities, LLC, Stifel Financial Corporation and Stifel Bank & Trust (collectively, the “Commitment Parties”). Subject to certain customary terms and conditions, the Facility may be used to fund the Merger and to pay the related fees and expenses. The closing of the Facility and the availability of the loans under the Facility are subject to the satisfaction of certain customary and other conditions, including entry into definitive loan documentation for the Facility, consummation of the Merger, absence of a default or event of default under material debt of Viasystems, Inc. and absence of a material adverse effect with respect to DDi. Viasystems will pay the Commitment Parties a customary arrangement and other fees and expenses with respect to the Facility commitment.

Item 8.01. Other Events.

On April 4, 2011, Viasystems issued a press release announcing that Viasystems, DDi, and Merger Sub entered into the Merger Agreement pursuant to which Merger Sub will, subject to satisfaction or waiver of the conditions therein, merge with and into DDi, and DDi will be the surviving corporation in the Merger and a wholly owned subsidiary of Viasystems. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On April 4, 2012, Viasystems and DDi held a joint conference call with investors to provide supplemental information regarding the proposed transaction. A copy of the Management Presentation Slides is furnished herewith as Exhibit 99.2. A copy of the Joint Conference Call Script for Investors is furnished herewith as Exhibit 99.3. A copy of the Joint Conference Call Script for Customers and Suppliers is furnished herewith as Exhibit 99.4. A copy of the Email/Letter to All Employees is furnished herewith as Exhibit 99.5. A copy of the Talking Points for Managers to Employees is furnished herewith as Exhibit 99.6. A copy of the Call Script for All Employees is furnished herewith as Exhibit 99.7. A copy of the Talking Points for Customers is furnished herewith as Exhibit 99.8. A copy of the Customer Email/Letter is furnished herewith as Exhibit 99.9. A copy of the Talking Points for Suppliers is furnished herewith as Exhibit 99.10. A copy of the Supplier Email/Letter is furnished herewith as Exhibit 99.11. A copy of the Frequently Asked Questions is furnished herewith as Exhibit 99.12.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among DDi, Viasystems and Merger Sub, dated as of April 3, 2012

99.1	Joint Press Release dated April 4, 2012

99.2	Management Presentation Slides

99.3	Joint Conference Call Script for Investors

99.4	Joint Conference Call Script for Customers and Suppliers

99.5	Email / Letter to All Employees

99.6	Talking Points for Managers to Employees

99.7	Call Script for All Employees

99.8	Talking Points for Customers

99.9	Customer Email / Letter

99.10	Talking Points for Suppliers

99.11	Supplier Email / Letter

99.12	Frequently Asked Questions

*	Certain exhibits and schedules have been omitted and Viasystems agrees to furnish supplementally to the SEC a copy of any omitted exhibits upon request.

Forward-Looking Statements

Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems regarding future events and are subject to significant risks and uncertainty. Statements regarding our expected performance in the future are forward-looking statements. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Viasystems undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except required by law. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Viasystems or DDi stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger, including the ability to consummate the requisite financing or secure regulatory approvals at all or in a timely manner; the ability of Viasystems to successfully integrate DDi’s operations, product lines and technology and realize additional opportunities for growth; and the other risks and important factors contained and identified in Viasystems’s most recent Annual Report on Form 10-K filed by Viasystems with the SEC on February 15, 2012 or DDi’s most recent Annual Report on Form 10-K filed by DDi with the SEC on February 17, 2012, and other SEC filings of the companies, that could cause actual results to differ materially from the forward-looking statements.

The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K. Viasystems does not undertake any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Additional Information and Where to Find It

DDi intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Viasystems. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from DDi by contacting Investor Relations by telephone at (714) 688-7200, or by going to DDi’s Investor Relations page on its corporate web site at www.ddiglobal.com.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’s directors and executive officers is set forth in Viasystems’s proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012, and its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents are available free of charge at the SEC’s web site at www.sec.gov, and by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attention: Investor Relations, or by going to Viasystems’s Investor Relations page on its corporate web site at www.viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge from the SEC at the SEC’s web site at www.sec.gov or at a public reference room, the location of which you can find by calling the SEC at (800) SEC-0330, and from DDi by contacting Investor Relations by telephone at (714) 688-7200, or by going to DDi’s Investor Relations page on its corporate web site at www.ddiglobal.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak
Christopher R. Isaak
Vice President, Corporate Controller and Chief Accounting Officer

Date: April 4, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and among DDi Corp., Viasystems Group, Inc. and Victor Merger Sub Corp., dated as of April 3, 2012

99.1	Joint Press Release dated April 4, 2012

99.2	Management Presentation Slides

99.3	Joint Conference Call Script for Investors

99.4	Joint Conference Call Script for Customers and Suppliers

99.5	Email / Letter to All Employees

99.6	Talking Points for Managers to Employees

99.7	Call Script for All Employees

99.8	Talking Points for Customers

99.9	Customer Email / Letter

99.10	Talking Points for Suppliers

99.11	Supplier Email / Letter

99.12	Frequently Asked Questions

*	Certain exhibits and schedules have been omitted and Viasystems agrees to furnish supplementally to the SEC a copy of any omitted exhibits upon request.